Exhibit 99.1

Extraction Oil & Gas, Inc. Announces Third-Quarter 2019 Results; Provides Revised 2019 Guidance and Preliminary 2020 Guidance

DENVER - November 7, 2019 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operational results for the third quarter of 2019, provided revised 2019 guidance and provided preliminary 2020 guidance.

Third-Quarter 2019 Highlights

•Average net sales volumes of 80,327 barrels of oil equivalent per day (Boe/d), including 39,098 barrels per day (Bbl/d) of crude oil

•Net income of $48 million, or $0.28 per basic and diluted share, driven by a gain on commodity derivatives of $88 million. This compared to net income of $65 million, or $0.33 per basic and diluted share1, for the same period in 2018. Adjusted EBITDAX, Unhedged2 was $143 million and Adjusted EBITDAX2 was $158 million

•Expects to generate free cash flow3 of $100 - $120 million during the fourth quarter

•Entered into a large-scale operator agreement with Commerce City covering over an expected 150 wells in our Hawkeye Area

2019 Guidance Revision Highlights

•Reduced the midpoint of drilling and completion capital expenditure estimate by 15% to $520 - $550 million, down from $585 - $675 million

•Full year total equivalent production now expected to be 84 - 88 MBoe/d, including 41 - 43 MBbl/d of crude oil production

Preliminary 2020 Guidance Highlights

•$510 - $580 million total fully consolidated capital expenditure budget, including $450 - $500 million for drilling and completion, which is expected to drive total equivalent production of 92 - 97 MBoe/d, including 41 - 43 MBbl/d of crude oil production

•Expected to deliver approximately $50 million of free cash flow3, assuming $55 WTI crude oil and $2.75 NYMEX natural gas prices

1 For further information on the earnings per share, refer to the Condensed Consolidated Statement of Operations, included herein.
2 Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are Non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “Non-GAAP Financial Measures” included herein.
3 Free Cash Flow is a Non-GAAP financial measure. For a definition of Free Cash Flow, read "Non-GAAP Financial Measures" included herein.

"While our third-quarter production was negatively impacted by approximately 8,000 Boe/d due to a prolonged unplanned midstream outage in our Southwest Wattenberg area, we are pleased to announce that our midstream diversification efforts are all operational, and we are no longer constrained by the midstream bottlenecks we have experienced over the past few years," said Extraction's President and Acting CEO Matt Owens.

"We are now moving gas from East Greeley down Rocky Mountain Midstream's gathering line, select volumes from our Windsor area to RimRock's Pierce plant, and volumes from Broomfield to Elevation Midstream's Badger central gathering facility. Going forward, we expect our midstream diversification and redundancy to enable more reliable and consistent production while improving our capital efficiency."

Financial Results

For the third quarter, Extraction reported crude oil, natural gas and NGL sales revenue of $197 million, as compared to $282 million during the same period in 2018, representing a decrease of 30%, driven primarily by lower crude oil, natural gas and NGL prices. Revenue was approximately flat sequentially, primarily driven by similar levels of production.

Extraction saw modest improvements in its crude oil differential during the third quarter as new pipelines from the Permian Basin to the Gulf Coast were brought online and started to alleviate the congestion of light crude oil in Cushing.

Extraction reported net income of $48 million, or $0.28 per basic and diluted share for the third quarter, driven primarily by a $88 million gain on commodity derivatives. This compared to a net income of $65 million for the same period in 2018. Adjusted EBITDAX, Unhedged was $143 million for the third quarter, down 33% year-over-year and down 7% sequentially. Adjusted EBITDAX was $158 million for the third quarter, down 7% year-over-year and up 22% sequentially. Please read “Non-GAAP Financial Measures”, included herein.

Debt and Liquidity

During the fourth quarter, Extraction expects to generate $100 - $120 million of free cash flow, which it intends to use for liquidity enhancement and debt reduction. The Company expects to exit 2019 with less than 50 percent drawn on its revolving credit facility.

Extraction ended the third quarter with $58 million of cash on its balance sheet and $550 million drawn on its revolving credit facility. On November 4, 2019, Extraction's borrowing base under its revolving credit facility was lowered to $950 million from $1.1 billion driven primarily by lower NGL prices. Pro forma for the lower borrowing base and after giving effect to letters of credit, Extraction ended the third quarter with approximately $358 million of available liquidity.

The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per BOE basis for the three and nine months ended September 30, 2019 and 2018, respectively:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Sales (MBoe)(1):	7,390	6,963	22,167	19,855
Oil sales (MBbl)	3,597	3,618	10,830	10,394
Natural gas sales (MMcf)	14,418	11,838	43,433	33,612
NGL sales (MBbl)	1,390	1,372	4,097	3,860
Sales (BOE/d)(1):	80,327	75,680	81,198	72,731
Oil sales (Bbl/d)	39,098	39,323	39,670	38,072
Natural gas sales (Mcf/d)	156,717	128,679	159,095	123,122
NGL sales (Bbl/d)	15,109	14,910	15,007	14,138
Average sales prices(2):
Oil sales (per Bbl)	$47.56	$62.32	$48.16	$59.58
Oil sales with derivative settlements (per Bbl)	51.14	50.02	45.62	48.23
Differential ($/Bbl) to Average NYMEX WTI(3)	(8.28)	(7.11)	(8.74)	(7.21)
Natural gas sales (per Mcf)	1.17	1.95	1.71	1.99
Natural gas sales with derivative settlements (per Mcf)	1.33	2.08	1.69	2.37
Differential ($/Mcf) to Average NYMEX Henry Hub	(1.39)	(1.20)	(1.11)	(1.15)
NGL sales (per Bbl)	6.55	24.49	10.97	38.91
Average price per BOE	26.65	40.53	28.91	38.91
Average price per BOE with derivative settlements	28.72	34.35	27.64	33.62
Expense per BOE:
Lease operating expenses	$3.11	$2.91	$3.09	$3.11
Transportation and gathering	0.94	1.69	1.31	1.47
General and administrative expenses	3.71	5.08	3.87	5.06
Cash general and administrative expenses(4)	2.18	2.58	2.10	2.50
Stock-based compensation	1.54	2.50	1.77	2.56

Production taxes as a % of Revenue	4.9%	7.7%	7.2%	8.6%
(1)One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.
(2)Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.
(3)Excludes amounts allocated to a satisfied performance obligation, recognized within oil sales for the three and nine months ended September 30, 2019, pursuant to ASC 606, Revenue Recognition.
(4)Cash general and administrative expenses for the three and nine months ended September 30, 2019 includes expense of $1.9 million related to the terms of a separation agreement with a former executive officer. Excluding this one-time expense results in cash general and administrative expense per BOE of $1.92 and $2.01 for the three and nine months ended September 30, 2019, respectively.

Operational Results

Third quarter crude oil volumes of 39,098 Bbl/d were roughly flat year-over-year and decreased 2.5% sequentially. Third quarter average net sales volumes were 80,327 BOE/d, an increase of 6.1% year-over-year and a decrease of 3.1% sequentially. Crude oil accounted for approximately 87% of the Company’s total revenues recorded during the third quarter.

Extraction’s third-quarter 2019 aggregate drilling, completion, and leasehold capital expenditures totaled $135 million, of which $122 million was for D&C. This excludes the impact of a decrease in outstanding elections of $4 million. In addition, Elevation Midstream, our wholly owned midstream subsidiary, incurred $65 million of capital expenditures during the quarter.

During the third quarter, Extraction drilled 27 gross (20 net) wells with an average lateral length of approximately 10,900 feet, completed 37 gross (31 net) wells with an average lateral length of approximately 8,900 feet and turned to sales 22 gross (18 net) wells with an average lateral length of approximately 9,500 feet.

Updated 2019 Capital Program, Production and Operating Expense Guidance

Driven primarily by well design optimization efforts, Extraction now forecasts 2019 drilling and completion capital expenditures to be $520 - $550 million, which represents a reduction of 15% versus the midpoint of the original capital expenditure guidance.

As a result of production associated with asset sales that occurred during the first and third quarters of 2019 and a significant unplanned midstream outage during the third quarter, Extraction now expects its full-year 2019 total equivalent production to be 84.0 - 88.0 MBoe/d with 41.0 - 43.0 MBbl/d of crude oil production. Extraction estimates the impact of these asset sales to 2019 production to be approximately 1,000 Bbl/d and 2,000 Boe/d of crude oil production. This represents a reduction of five percent compared to the Company's original 2019 production guidance, and a reduction of three percent when adjusted for asset sales to date.

2019 Guidance for production, capital expenditures and operating expenses are now estimated to be:

Production	2019
Oil production (MBbl/d)	41.0 - 43.0
Total equivalent production (MBoe/d)	84.0 - 88.0

Unit Costs ($/Boe)
Lease operating expense	$2.90 - $3.00
Transportation & marketing	$1.35 - $1.45
Cash G&A	$2.00 - $2.10
Production taxes (% of revenue)	8% - 9%

Capital Expenditures ($ in millions)
Drilling and completion	$520 - $550
Land and other	Offset by asset sales
Elevation Midstream	Up to $250mm

Preliminary 2020 Capital Program, Production and Operating Expense Guidance

Extraction's preliminary 2020 capital program is focused on generating free cash flow with an emphasis on strengthening its liquidity and balance sheet as the Company works to pay down debt while maintaining operational momentum.

Preliminary 2020 Guidance for production, capital expenditures and operating expenses are estimated to be:

Production	2020
Oil production (MBbl/d)	41.0 - 43.0
Total equivalent production (MBoe/d)	92 - 97

Unit Costs ($/Boe)
Lease operating expense	$2.75 - $3.25
Transportation & marketing	$1.75 - $2.00
Cash G&A ($ in millions)	$60 - $70
Production taxes (% of revenue)	9% - 10%

Capital Expenditures ($ in millions)
Drilling and completion	$450 - $500
Land and other(1)	$30 - $40
Elevation Midstream	$30 - $40
Total Fully Consolidated Capital Expenditures	$510 - $580
(1)Net of assumed divestitures of $10-$20 million

Update on Asset Sale Program

During the third quarter, Extraction completed the sale of its working interest in non-operated wellbores for $22 million. In total, the production impact to 2019 from asset sales is approximately 1,000 Bbl/d and 2,000 Boe/d. During 2019, Extraction has closed on sales of approximately $46 million of non-strategic assets, which has slightly exceeded the approximately $44 million of leasehold expenditures year-to-date.

Updated Investor Presentation

Extraction has posted an updated and redesigned investor presentation to its website. The investor presentation may be viewed on the Company’s website (www.extractionog.com) by selecting “Investors,” then “News and Events,” then “Presentations.”

Third-Quarter 2019 Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time and enter confirmation number 8949419 when prompted.

Date:	Thursday, November 7, 2019
Time:	4:30 PM EST / 2:30 PM MST
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	1585015

To access the audio webcast and related presentation materials, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$57,728	$234,986
Accounts receivable	124,845	132,920
Inventory and prepaid expenses	19,489	26,816
Commodity derivative asset	66,480	48,907
Assets held for sale	—	21,008
Total Current Assets	268,542	464,637
Property and Equipment (successful efforts method), at cost:
Oil and gas properties	5,171,055	4,670,229
Less: accumulated depletion, depreciation and amortization	(1,498,608)	(1,152,590)
Net oil and gas properties	3,672,447	3,517,639
Gathering systems and facilities	307,038	114,469
Other property and equipment, net of accumulated depreciation	73,265	39,849
Net Property and Equipment	4,052,750	3,671,957
Non-Current Assets:
Commodity derivative asset	41,520	8,432
Other non-current assets	66,346	21,001
Total Non-Current Assets	107,866	29,433
Total Assets	$4,429,158	$4,166,027
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$216,193	$186,218
Revenue and production taxes payable	211,109	174,860
Commodity derivative liability	108	196
Accrued interest payable	17,272	22,249
Asset retirement obligations	26,426	15,729
Liabilities related to assets held for sale	—	3,146
Total Current Liabilities	471,108	402,398
Non-Current Liabilities:
Credit facility	550,000	285,000
Senior Notes, net of unamortized debt issuance costs	1,085,217	1,132,659
Deferred tax liability	115,876	109,176
Commodity derivative liability	83	—
Other non-current liabilities	161,472	177,741
Total Non-Current Liabilities	1,912,648	1,704,576

Total Liabilities	2,383,756	2,106,974
Commitments and Contingencies
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	169,282	164,367
Stockholders' Equity:
Extraction Oil & Gas, Inc.	1,617,899	1,746,814
Noncontrolling Interest	258,221	147,872
Total Stockholders' Equity	1,876,120	1,894,686
Total Liabilities and Stockholders' Equity	$4,429,158	$4,166,027

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Oil sales	$171,074	$225,467	$521,623	$619,211
Natural gas sales	16,801	23,103	74,385	66,991
NGL sales	9,099	33,590	44,940	86,369
Total Revenues	196,974	282,160	640,948	772,571
Operating Expenses:
Lease operating expenses	22,979	20,283	68,445	61,760
Transportation and gathering	6,922	11,786	29,142	29,284
Production taxes	9,711	21,605	46,419	66,317
Exploration expenses	13,245	11,038	32,725	21,326
Depletion, depreciation, amortization and accretion	114,996	107,315	352,134	310,296
Impairment of long lived assets	—	16,166	11,233	16,294
Gain on sale of property and equipment and assets of unconsolidated subsidiary	(1,011)	(83,559)	(1,329)	(143,461)
General and administrative expenses	27,445	35,365	85,835	100,565
Total Operating Expenses	194,287	139,999	624,604	462,381
Operating Income	2,687	142,161	16,344	310,190
Other Income (Expense):
Commodity derivatives gain (loss)	87,956	(35,913)	39,383	(175,752)
Interest expense	(23,224)	(20,725)	(54,791)	(103,229)
Other income	1,337	1,827	3,332	3,094
Total Other Income (Expense)	66,069	(54,811)	(12,076)	(275,887)
Income Before Income Taxes	68,756	87,350	4,268	34,303
Income tax expense	(20,600)	(22,200)	(6,700)	(12,300)
Net Income (Loss)	$48,156	$65,150	$(2,432)	$22,003
Income (Loss) Per Common Share(1)
Basic and diluted	$0.28	$0.33	$(0.19)	$0.03
Weighted Average Common Shares Outstanding
Basic and diluted	137,789	175,814	155,847	175,269
(1)For further information, see the reconciliation of Net Income (Loss) attributable to common shareholders for the three and nine months ended September 30, 2019 and 2018 in Note 10 of our Quarterly Report on Form 10-Q.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	48,156	65,150	$(2,432)	$22,003
Reconciliation of net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	114,996	107,315	352,134	310,296
Abandonment and impairment of unproved properties	11,173	9,541	26,166	15,463
Impairment of long lived assets	—	16,166	11,233	16,294
(Gain) loss on sale of property and equipment	—	53	(319)	(59,849)
Gain on sale of assets of unconsolidated subsidiary	(1,010)	(83,612)	(1,010)	(83,612)
Gain on repurchase of 2026 Senior Notes	—	—	(10,486)	—
Amortization of debt issuance costs	973	935	3,799	12,303
Non-cash lease expense	2,681	—	7,739	—
Deferred rent	—	162	—	442
(Gain) loss on commodity derivatives, including settlements and premiums paid	(84,564)	(3,290)	(60,762)	64,999
Earnings in unconsolidated subsidiaries	(641)	(843)	(1,217)	(1,886)
Distributions from unconsolidated subsidiaries	640	1,058	2,630	1,684
Make-whole premium expense on 2021 Senior Notes	—	—	—	35,600
Deferred income tax expense	20,600	22,200	6,700	12,300
Stock-based compensation	11,361	17,419	39,306	50,883
Changes in current assets and liabilities:
Accounts receivable	5,534	(14,327)	14,898	(9,292)
Inventory and prepaid expenses	(4,079)	175	(3,479)	(637)
Accounts payable and accrued liabilities	3,204	(4,532)	231	(14,780)
Revenue and production taxes payable	17,502	55,724	(9,512)	110,603
Accrued interest payable	(2,375)	(3,619)	(4,977)	(5,015)
Asset retirement expenditures	(6,034)	(4,403)	(14,081)	(9,437)
Net cash provided by operating activities	138,117	181,272	356,561	468,362
Cash flows from investing activities:
Oil and gas property additions	(211,212)	(255,633)	(526,187)	(774,787)
Sale of property and equipment	22,000	—	41,982	72,345
Gathering systems and facilities additions	(53,843)	(25,304)	(169,180)	(41,359)
Other property and equipment additions	(7,414)	(9,232)	(32,575)	(11,944)
Investment in unconsolidated subsidiaries	(7,525)	(5,707)	(22,487)	(6,000)
Distributions from unconsolidated subsidiary, return of capital	(640)	—	569	—
Sale of assets of unconsolidated subsidiary	1,010	83,612	1,010	83,612
Net cash used in investing activities	(257,624)	(212,264)	(706,868)	(678,133)
Cash flows from financing activities:
Borrowings under credit facility	130,000	160,000	375,000	590,000
Repayments under credit facility	(60,000)	(60,000)	(110,000)	(390,000)
Proceeds from the issuance of 2026 Senior Notes	—	—	—	739,664
Repayments of 2021 Senior Notes	—	—	—	(550,000)
Make-whole premium paid on 2021 Senior Notes	—	—	—	(35,600)
Proceeds from issuance of Preferred Units	99,000	148,500	99,000	148,500
Repurchase of 2026 Senior Notes	—	—	(39,325)	—
Preferred Unit issuance costs	(2,500)	(6,933)	(2,500)	(6,933)
Repurchase of common stock	(21,247)	(2,125)	(137,743)	(4,434)
Payment of employee payroll withholding taxes	(582)	(331)	(1,164)	(2,862)
Dividends on Series A Preferred Stock	(2,721)	(2,721)	(8,164)	(8,164)
Debt & equity issuance costs	(622)	418	(2,055)	(3,103)
Net cash provided by financing activities	141,328	236,808	173,049	477,068
(Decrease) increase in cash and cash equivalents	21,821	205,816	(177,258)	267,297
Cash, cash equivalents and restricted cash at beginning of period	35,907	68,249	234,986	6,768
Cash, cash equivalents and restricted cash at end of the period	57,728	274,065	$57,728	$274,065

Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$158,178	$148,156	$158,178	$148,156
Cash paid for interest	$26,230	$25,066	$71,878	$66,673
Accretion of beneficial conversion feature of Series A Preferred Stock	$1,682	$1,515	$4,915	$4,429
Preferred Units paid-in-kind commitment fees and dividends	$5,776	$3,305	$13,849	$3,305

Non-GAAP Financial Measures

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles (GAAP). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX and Adjusted EBITDAX, Unhedged as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion (DD&A), impairment of long lived assets, exploration expenses, gain on sale of property and equipment and assets of unconsolidated subsidiary, (gain) loss on commodity derivatives, settlements on commodity derivative instruments, premiums paid for derivatives that settled during the period, stock-based compensation expense, amortization of debt issuance costs, make-whole premiums, gain on repurchase of notes, interest expense, income tax expense (benefit) and non-recurring charges.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Net Income (Loss) to Adjusted EBITDAX:
Net income (loss)	$48,156	$65,150	$(2,432)	$22,003
Add back:
Depletion, depreciation, amortization and accretion	114,996	107,315	352,134	310,296
Impairment of long lived assets	—	16,166	11,233	16,294
Exploration expenses	13,245	11,038	32,725	21,326
Gain on sale of property and equipment and assets of unconsolidated subsidiary	(1,011)	(83,559)	(1,329)	(143,461)
(Gain) loss on commodity derivatives	(87,956)	35,913	(39,383)	175,752
Settlements on commodity derivative instruments	16,101	(41,009)	(8,432)	(99,914)
Premiums paid for derivatives that settled during the period	(812)	(1,956)	(19,910)	(5,191)
Stock-based compensation expense	11,358	17,420	39,306	50,883
Amortization of debt issuance costs	974	935	3,799	12,303
Make-whole premium on 2021 Senior Notes	—	—	—	35,600
Gain on repurchase of 2026 Senior Notes	—	—	(10,486)	—
Interest expense	22,250	19,790	61,478	55,326
Income tax expense	20,600	22,200	6,700	12,300
Adjusted EBITDAX	$157,901	$169,403	$425,403	$463,517
Deduct:
Settlements on commodity derivative instruments	16,101	(41,009)	(8,432)	(99,914)
Premiums paid for derivatives that settled during the period	(812)	(1,956)	(19,910)	(5,191)
Adjusted EBITDAX, Unhedged	$142,612	$212,368	$453,745	$568,622

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three and nine months ended September 30, 2019 and 2018 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Extraction’s Free Cash Flow is not a measure of net income (loss) as determined by GAAP. Extraction’s free cash flow is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Free Cash Flow as Discretionary Cash Flow (non-GAAP) plus asset divestiture proceeds less oil and gas capital expenditures, excluding Elevation Midstream. Discretionary Cash Flow is defined as net cash provided by operating activities (GAAP) less changes in working capital (current assets and liabilities), excluding Elevation Midstream.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782